EXHIBIT 10.42
HUNTINGTON INGALLS INDUSTRIES, INC.
DIRECTOR COMPENSATION POLICY
AMENDED AND RESTATED
BOARD DEFERRED COMPENSATION POLICY

Stock Retainer Elections by Directors. A Director who has met his or her Ownership Guideline under the Directors’ Compensation Policy may elect (the “Stock Retainer Election”) by the date that the Administrator prescribes (the “Election Deadline”) to receive one hundred percent (100%) of his or her Annual Equity Award for the following calendar year in the form of either (a) shares of Common Stock or (b) Stock Units payable in five years (“Five-Year Stock Units”). A Director who does not make an election will receive his or her Annual Equity Award in Stock Units payable at separation from service from the Company within the meaning of Section 409A, including due to the Director’s death (a “Separation from Service”).
Stock Retainer Election Payment Date. On each Stock Retainer Election, the Director shall elect whether he or she wishes to receive Common Stock or Five-Year Stock Units. If the Director elects to receive Five-Year Stock Units, the Five-Year Stock Units shall be payable on the earlier of (a) the date the Director has a Separation from Service or (b) January 15th of the fifth (5th) calendar year ending after the calendar year in which the Annual Equity Award is earned.
Cash Retainer Elections by Directors. A Director may elect (the “Cash Retainer Election” and, together with the Stock Retainer Election, the “Election”) by the Election Deadline to receive one hundred percent (100%) of his or her Annual Cash Retainers for the following calendar year in the form of Stock Units. The Stock Units will, by default, be payable within 30 days following the date the Director has a Separation from Service. However, if the Director has met his or her Ownership Guideline under the Directors’ Compensation Policy as of the date of the last quarterly grant of the Annual Equity Award for a given year, the Director may elect on each Cash Retainer Election to receive his or her Annual Cash Retainers for the following calendar year in the form of either (a) shares of Common Stock or (b) Five-Year Stock Units. The Five-Year Stock Units shall be payable on the earlier of (a) the date the Director has a Separation from Service or (b) January 15th of the fifth (5th) calendar year ending after the calendar year in which the Annual Cash Retainers are earned.
Stock Units and Accounts. Each Director who receives Stock Units shall have a Stock Unit Account. Stock Units with respect to Annual Equity Awards shall be credited to the Director’s Stock Unit Account on the quarterly grant dates on which the Annual Equity Award is earned. Stock Units with respect to Annual Cash Retainers shall be credited to the Director’s Stock Unit Account on the quarterly dates on which the Annual Cash Retainers would otherwise have been paid. The number of Stock Units shall be calculated in accordance with the Directors’ Compensation Policy. Any Account Earnings shall be credited to the Director’s Stock Unit Account in accordance with the Administration Provisions.
Vesting. A Director shall be one hundred percent (100%) vested at all times in his or her Stock Unit Account.
Distributions from Stock Unit Account. At the payment date applicable to the Stock Units described above (the “Payment Date”), each Stock Unit shall be converted into one share of Common Stock and the shares shall be distributed to the Director as follows:
(a)Except as otherwise provided in paragraphs (b) and (c) below, distribution shall be made in a lump sum within 30 days following the Payment Date. All Account Earnings accrued to the date of any distribution shall be included in the payment.

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(b)If the Payment Date occurs by reason of the Director’s death, the lump sum distribution of shares of Common Stock shall be made in the following order: (i) to the Director’s beneficiary selected by the Director on a form provided by the Administrator; (ii) if there is no beneficiary designation effective at the Director’s death, to the Director’s surviving spouse; or (iii) if there is no beneficiary designation effective or surviving spouse at the Director’s death, to the Director’s estate or personal representative, in each case as soon as administratively feasible following the Director’s death, but in no event later than 90 days following the Director’s death, provided the recipient shall not have a right to designate the taxable year of the payment.
(c)Any fraction of a Stock Unit to be distributed shall be converted into an amount in cash equal to the Fair Market Value of one share of the Common Stock on the trading day immediately preceding the date of distribution, multiplied by such fraction, and the cash shall be distributed.

EXHIBIT 10.42
BOARD DEFERRED COMPENSATION POLICY
ADMINISTRATION PROVISIONS
The following provisions relate to the administration of the Board Deferred Compensation Policy (the “Policy”).
ARTICLE I. ADMINISTRATION
Section 1.01Administrator. The Committee shall serve as the Administrator and shall administer all aspects of the Policy. Notwithstanding the foregoing, (a) the full Board shall have the authority to take any action that could be taken by the Committee, and (b) the Committee may delegate some or all of its functions hereunder to a subcommittee or to one or more officers or employees of the Company in its discretion.
(a)The Administrator shall have discretionary authority to interpret and administer, correct errors in administration of, and otherwise implement the Policy. The Administrator also shall have authority to take all actions necessary to ensure that any transactions pursuant to the Policy do not result in liability under Section 16(b) of the Securities Exchange Act of 1934. All actions of the Administrator with respect to the Policy shall be final and binding on all persons.
(b)The Company shall maintain complete and adequate records pertaining to the Directors’ Stock Unit Accounts.
Section 1.02Elections. Elections shall be made by completing and executing an election form prescribed by the Administrator and delivering the election form to the Administrator on or before the Election Deadline. Any Election shall become irrevocable as of the close of business on the date of the Election Deadline. The Election Deadline shall be December 31 of the year immediately prior to the year in which the Annual Equity Award or Annual Cash Retainers to which the Election applies are earned, or such earlier date as may be determined by the Administrator.
Section 1.03Amendment and Termination. The Committee may, without the consent of Directors or their beneficiaries, amend the Policy at any time and from time to time; provided, that no amendment may reduce the number of Stock Units allocated to a Director’s Stock Unit Account as of the date of the amendment without the Director’s consent. The Committee may terminate the Policy at any time. Upon termination of the Policy, no further amounts shall be deferred, and distributions in respect of credits to Directors’ Stock Unit Accounts as of the date of termination shall be made in the manner and at the time prescribed under the Policy immediately before termination or otherwise as required or permitted under Section 409A.
ARTICLE II. ACCOUNT EARNINGS
Section 1.01Dividend Credits. Dividends or other distributions with respect to the Common Stock shall be credited to a Director’s Stock Unit Account as additional Stock Units (“Account Earnings”) throughout the period of such Director’s participation in the Policy until all distributions to which the Director is entitled have been made. The Account Earnings shall be credited as a number of shares (including fractional shares) of Common Stock with a Fair Market Value (as of the applicable dividend payment date) equal to (i) for cash dividends or distributions, the amount of any cash dividends or distributions, (ii) for distributions of property (other than Common Stock but including any securities convertible into the Common Stock), the Fair Market Value of any distributions of such property, and (iii) for distributions of Common Stock, the number of shares (including fractional shares) of Common Stock, in each case to which the Director would have been entitled from time to time had he or she been the owner on the record dates for the payment of such dividends or distributions of the number of shares of the

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Common Stock equal to the number of Stock Units in his or her Stock Unit Account on such dates. Each credit of Account Earnings shall be effective as of the payment date for the dividend or distribution.
ARTICLE III. GENERAL PROVISIONS
Section 1.01Funding. Benefits payable under the Policy shall be paid from the general assets of the Company, and nothing shall give any Director any rights that are greater than those of a general unsecured creditor of the Company. The Company shall not be required to fund or otherwise segregate assets to be used for payment of benefits under the Policy. The Company, in its discretion, may maintain one or more trusts to hold assets to be used for payment of benefits under the Policy; provided, that the assets of such trust shall be subject to the creditors of the Company in the event that the Company becomes insolvent or is subject to bankruptcy or insolvency proceedings. Any payments by a trust of benefits under the Policy shall be considered payment by the Company and shall discharge the Company of any further liability for the payments made by such trust.
Section 1.02No Right to Directorship. The Policy shall not give any Director any right with respect to continuance of directorship of the Company or limit in any way the right of the Company to terminate his or her directorship at any time.
Section 1.03Authorized Payments. If the Committee receives evidence satisfactory to it that any person entitled to receive a payment hereunder is, at the time the benefit is payable, physically, mentally or legally incompetent to receive such payment and to give a valid receipt therefor, and that an individual or institution is then maintaining or has custody of such person and that no guardian, committee or other representative of the estate of such person has been duly appointed, the Committee may direct that such payment be paid to such individual or institution maintaining or having custody of such person, and the receipt of such individual or institution shall be valid and a complete discharge for the payment of such benefit.
Section 1.04Section 409A. Although the Company makes no guarantee with respect to the tax treatment of payments and benefits hereunder, the Policy is intended to comply with the applicable requirements of Section 409A and shall be limited, construed and interpreted in accordance with such intent. Accordingly, the Company reserves the right to amend the provisions of the Policy at any time in order to avoid the imposition of an excise tax under Section 409A on any payments deferred, accrued or to be made hereunder. In no event shall the Company or any of its affiliates be liable for any additional tax, interest or penalty that may be imposed on a Director by Section 409A or for damages for failing to comply with Section 409A, other than for withholding or other obligations applicable to employers, if any, under Section 409A.
Section 1.05Assignment of Benefits. Benefits provided under the Policy may not be transferred, assigned or alienated by the Director, either voluntarily or involuntarily, other than by will or the laws of descent and distribution. These transfer restrictions shall not apply to:
(a) transfers to the Company; or (b) transfers pursuant to a qualified domestic relations order (as defined in the Code). Notwithstanding the foregoing, the Company may honor any transfer required pursuant to the terms of a court order in a divorce or similar domestic relations matter to the extent that such transfer does not adversely affect the Company’s ability to register the offer and sale of the underlying shares on a Form S-8 Registration Statement and such transfer is otherwise in compliance with all applicable legal, regulatory and listing requirements.
Section 1.06Governing Law. The Policy and the actions taken in connection herewith shall be governed by and construed in accordance with the internal laws of the Commonwealth of Virginia, without giving effect to its principles of conflict of laws.

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Section 1.072022 Plan. Stock Units under the Policy shall be subject to the provisions of the 2022 Plan, which are incorporated herein by reference.
Section 1.08Recoupment. Any payments or issuances of shares under the Plan are subject to recoupment pursuant to the Company’s Policy Regarding the Recoupment of Certain Performance-Based Compensation Payments as in effect from time to time, as well as any recoupment or similar provisions of applicable law, and the Director shall promptly make any reimbursement requested by the Board pursuant to such policy or applicable law with respect to amounts deferred under the Plan. Further, the Director agrees, by electing to participate in the Plan, that the Company and its affiliates may deduct from any amounts it may owe the Director from time to time (such as other compensation) to the extent of any amounts the Director is required to reimburse the Company pursuant to such policy or applicable law with respect to amounts deferred under the Plan.
Section 1.09Compliance with Laws. The Company’s obligation to make any payments or issue any shares under the Policy is subject to full compliance with all then applicable requirements of law, the Securities and Exchange Commission or other regulatory agencies having jurisdiction over the Company and its shares, and of any exchange upon which stock of the Company may be listed.
Section 1.10Limitations on Rights Associated with Stock Units. A Director shall not have the rights and privileges of a stockholder, including without limitation the right to vote or receive dividends (except as Account Earnings), with respect to any shares which may be issued in respect of the Stock Units until the date appearing on the certificate(s) for such shares (or, in the case of shares entered in book entry form, the date that the shares are actually recorded in such form for the benefit of the Director), if such shares become deliverable.
Section 1.11Adjustment. The Stock Units are subject to adjustment upon the occurrence of events such as stock splits, stock dividends and other changes in capitalization in accordance with Section 6(a) of the 2022 Plan. In the event of any adjustment, the Company will give the Director written notice thereof which will set forth the nature of the adjustment.
ARTICLE IV. DEFINITIONS
As used in this Policy, the following capitalized terms shall have the following meanings:
Section 1.01“2022 Plan” shall mean the Huntington Ingalls Industries, Inc. 2022 Long-Term Incentive Stock Plan and any successor plan, in each case, as amended from time to time.
Section 1.02 “Account Earnings” shall have the meaning set forth in Section 2.01 of the Administrative Provisions.
Section 1.03“Administrator” shall mean the administrator of the Policy appointed pursuant to Section 1.01 of the Administrative Provisions.
Section 1.04“Annual Cash Retainers” shall have the meaning set forth in the Directors’ Compensation Policy.
Section 1.05“Annual Equity Award” shall have the meaning set forth in the Directors’ Compensation Policy.
Section 1.06“Board” shall mean the Board of Directors of the Company.
Section 1.07 “Code” shall mean the Internal Revenue Code of 1986, as amended, and applicable Treasury regulations promulgated thereunder.

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Section 1.08“Committee” shall mean the Committee described in
Section 3(a) of the 2022 Plan.
Section 1.09“Common Stock” means the Company’s common stock, par value $0.01 per share.
Section 1.10 “Director” shall mean a member of the Board who is not an officer or employee of the Company.
Section 1.11“Directors’ Compensation Policy” shall mean the Amended and Restated Directors’ Compensation Policy of even date herewith, as amended from time to time.
Section 1.12“Election” shall have the meaning set forth in the Summary of Terms.
Section 1.13“Election Deadline” shall have the meaning set forth in the Summary of Terms.
Section 1.14“Fair Market Value” means, as of any date, (a) with respect to the Common Stock, the closing price reported for the Common Stock on such date on the principal national securities exchange on which it is then traded (or if such date was not a trading day, on the trading day immediately prior thereto), or, if the Common Stock is not traded, listed or otherwise reported or quoted on a national securities exchange, the fair market value of the Common Stock on such date as determined by the Administrator; and (b) with respect to any other property, the fair market value thereof on such date as determined by the Administrator.
Section 1.15“Five-Year Stock Units” means Stock Units that are payable in the fifth year after the year in which the Stock Units are credited to a Director’s Stock Unit Account (or upon the Director’s separation from service, if earlier), as described in the Summary of Terms.
Section 1.16“Ownership Guideline” shall have the meaning set forth in the Directors’ Compensation Policy.
Section 1.17“Payment Date” shall have the meaning set forth in the Summary of Terms.
Section 1.18“Policy” means this Board Deferred Compensation Policy, including the Summary of Terms and the Administrative Provisions, as amended from time to time.
Section 1.19 “Section 409A” shall mean Section 409A of the Code and the regulations promulgated thereunder.
Section 1.20“Stock Unit” shall mean a measure of value equal to one share of the Common Stock.
Section 1.21“Stock Unit Account” shall mean a bookkeeping account for recording a Director’s Stock Units and any Account Earnings credited with respect thereto under the Policy.

Effective August 2, 2022